EXHIBIT 10
                                                  August 13, 1998


Empire Tax Free Money Market, Inc.
6 East 43rd Street
New York, New York 10017

Gentlemen:

                  We have acted as counsel to Empire Tax Free Money Market, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing of Registration Statement No. 2-89264 on Form N-1A and all amendments thereto (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Fund.

                  We have examined copies of the Certificate of Incorporation and By-Laws of the Fund, the Registration Statement, and such other corporate records, proceedings and documents, including the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Fund, as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

                  Based upon the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of the Fund, to be issued in accordance with the terms of the Offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, and in accordance with applicable state securities laws, when so issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable.

Empire Tax Free Money Market, Inc.                        August 19, 1998

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement under the headings "Federal Income Taxes" and "Counsel and Auditors."



                                                      Very truly yours,



                                                      Brian McConaghy